Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Announces Record Third Quarter

2023 Results

Record Q3 2023 Run-Rate Daily Production; Production Exceeded 23,000 Boe/d (6:1) for First Time Including a Full-Quarter of Acquired Production

Record Market Share of U.S. Land Rig Count of 17% with 99 Active Rigs Drilling1

Superior Five-Year Annual PDP Decline Rate of 14% Requires Only an Estimated 5.8 Net Wells Annually to Maintain Flat Production

Boosts Q4 2023 Production Guidance; Expects Record Low Q4 2023 Cash G&A per BOE

Announces Q3 2023 Cash Distribution of $0.51 per Common Unit

FORT WORTH, Texas, November 2, 2023 – Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell” or the “Company”), a leading owner of oil and natural gas mineral and royalty interests in over 127,000 gross wells across 28 states, today announced financial and operating results for the quarter ended September 30, 2023.

Third Quarter 2023 Highlights

•	Record Q3 2023 run-rate daily production of 19,777 barrels of oil equivalent (“Boe”) per day (6:1)

•	Includes 18 days of production from the Company’s $455.0 million acquisition from a private seller (the “Acquired Production”), which closed on September 13, 2023 with an effective production date of June 1, 2023

•	Including a full Q3 2023 impact of the Acquired Production, the revenues of which will be received by the Company, run-rate production was 23,531 Boe per day (6:1)

•	Q3 2023 oil, natural gas and NGL revenues of $69.2 million, an increase of 21.5% from Q2 2023

•	Including the Acquired Production from the effective date of June 1, 2023 through September 30, 2023, Q3 2023 oil, natural gas and NGL revenues were $86.5 million

•	Q3 2023 net income of approximately $18.5 million and net income attributable to common units of approximately $13.6 million, as compared to $17.8 million and $13.5 million, respectively, from Q2 2023

•	Q3 2023 consolidated Adjusted EBITDA of $55.8 million, as compared to $45.0 million in Q2 2023

•	Including the Acquired Production from the effective date of June 1, 2023 through September 30, 2023, Q3 2023 consolidated Adjusted EBITDA was $71.6 million

1 Based on Kimbell rig count of 99 and Baker Hughes U.S. land rig count of 600 on September 30, 2023.

Kimbell Royalty Partners, LP – News Release

•	As of September 30, 2023, Kimbell’s major properties[2] had 9.34 net drilled but uncompleted wells (“DUCs”) and net permitted locations on its acreage (5.40 net DUCs and 3.94 net permitted locations), compared to an estimated 5.8 net wells needed to maintain flat production

•	Announced a Q3 2023 cash distribution of $0.51 per common unit, reflecting a payout ratio of 75% of cash available for distribution; implies a 12.7% annualized yield based on the November 1, 2023 closing price of $16.11 per common unit; Kimbell intends to utilize the remaining 25% of its cash available for distribution to repay a portion of the outstanding borrowings under Kimbell’s revolving credit facility

•	Conservative Balance Sheet with Net Debt to Trailing Twelve Month Consolidated Adjusted EBITDA of 0.9x

•	Company boosts production guidance range for Q4 2023 and with record low cash G&A per BOE expected in Q4 2023

Robert Ravnaas, Chairman and Chief Executive Officer of Kimbell Royalty GP, LLC, Kimbell’s general partner (the “General Partner”), commented, “We are very pleased to announce another record quarter with new all-time highs set in production, rig count, DUCs and permits. The Company’s production mix continued to materially shift towards liquids in the third quarter, with oil and NGLs now representing 49% of our production mix on a 6:1 basis as compared to 46% in the second quarter. Activity on our acreage remains strong and we now have the highest market share ever recorded by Kimbell of the overall U.S. land rig count at 17%. Even after giving effect to our most recent $455 million acquisition, we still have the best-in-class PDP decline rate of only 14%. At the end of Q3 2023, we had 9.3 net DUCs and permits, reflecting the widest spread ever of line-of-site wells relative to the number of wells needed to maintain flat production of 5.8 net wells per year. This gives us confidence in the resilience in our production as we wrap up 2023 and look at 2024. In short, we are extremely pleased with this quarter as well as our Q3 2023 distribution of $0.51 that we declared today, an increase of 31% from Q2 2023.”

Third Quarter 2023 Distribution and Debt Repayment

Today, the Board of Directors of the General Partner (the “Board of Directors”) approved a cash distribution payment to common unitholders of 75% of cash available for distribution for the third quarter of 2023, or $0.51 per common unit. The distribution will be payable on November 20, 2023 to common unitholders of record at the close of business on November 13, 2023. Kimbell plans to utilize the remaining 25% of cash available for distribution for the third quarter of 2023 to pay down a portion of the outstanding borrowings under its secured revolving credit facility. Since May 2020 (excluding the expected upcoming pay-down from the remaining 25% of Q3 2023 projected cash available for distribution), Kimbell has paid down approximately $119.8 million of outstanding borrowings under its secured revolving credit facility by allocating a portion of its cash available for distribution for debt pay-down.

Kimbell expects that approximately 55% of its third quarter 2023 distribution should not constitute dividends for U.S. federal income tax purposes, but instead are estimated to constitute non-taxable reductions to the basis of each distribution recipient’s ownership interest in Kimbell common units. The reduced tax basis will increase unitholders’ capital gain (or decrease unitholders’ capital loss) when unitholders sell their common units. The Form 8937 containing additional information may be found at www.kimbellrp.com under “Investor Relations” section of the site. Kimbell currently believes that the portion that constitute dividends for U.S. federal income tax purposes will be considered qualified dividends, subject to holding period and certain other conditions, which are subject to a tax rate of 0%, 15% or 20% depending on the income level and tax filing status of a unitholder for 2023. Kimbell believes these estimates are reasonable based on currently available information, but they are subject to change.

2 These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 20% to Kimbell’s net inventory.

Kimbell Royalty Partners, LP – News Release

Financial Highlights

Kimbell’s third quarter 2023 average realized price per Bbl of oil was $81.53, per Mcf of natural gas was $2.21, per Bbl of NGLs was $23.10 and per Boe combined was $38.05.

During the third quarter of 2023, the Company’s total revenues were $67.2 million, net income was approximately $18.5 million and net income attributable to common units was approximately $13.6 million, or $0.20 per common unit.

Total third quarter 2023 consolidated Adjusted EBITDA was $55.8 million (consolidated Adjusted EBITDA is a non-GAAP financial measure. Please see definition under Non-GAAP Financial Measures in the Supplemental Schedules included in this news release and a reconciliation to the nearest GAAP financial measures at the end of this news release).

In the third quarter of 2023, G&A expense was $10.4 million, $7.0 million of which was Cash G&A expense. Excluding the impact of approximately $1.5 million in transaction related expenses associated with the Acquired Production and including a full quarter impact of the Acquired Production, Cash G&A per Boe was $2.55 (Cash G&A and Cash G&A per Boe are non-GAAP financial measures.  Please see definition under Non-GAAP Financial Measures in the Supplemental Schedules included in this news release).  Unit-based compensation in the third quarter of 2023, which is a non-cash G&A expense, was $3.3 million or $1.83 per Boe.

As of September 30, 2023, Kimbell had approximately $310.4 million in debt outstanding under its secured revolving credit facility, had net debt to third quarter 2023 trailing twelve month consolidated Adjusted EBITDA of approximately 0.9x and was in compliance with all financial covenants under its secured revolving credit facility. Kimbell had approximately $89.6 million in undrawn capacity under its secured revolving credit facility as of September 30, 2023.

As of September 30, 2023, Kimbell had outstanding 73,851,458 common units and 20,847,295 Class B units. As of November 2, 2023, Kimbell had outstanding 73,851,458 common units and 20,847,295 Class B units.

Kimbell Royalty Partners, LP – News Release

Production

Third quarter 2023 run-rate average daily production was 19,777 Boe per day (6:1), which was composed of approximately 51% from natural gas (6:1) and approximately 49% from liquids (34% from oil and 15% from NGLs). Including a full Q3 2023 impact of the Acquired Production, the revenues from which will be received by the Company, run-rate production was 23,531 Boe per day (6:1).

Operational Update

As of September 30, 2023, Kimbell’s major properties had 909 gross (5.40 net) DUCs and 805 gross (3.94 net) permitted locations on its acreage. In addition, as of September 30, 2023, Kimbell had 99 rigs actively drilling on its acreage, which represents an approximate 16.5% market share of all land rigs drilling in the continental United States as of such time.

Basin	Gross DUCs as of September 30, 2023(1)	Gross Permits as of September 30, 2023(1)	Net DUCs as of September 30, 2023(1)	Net Permits as of September 30, 2023(1)
Permian	551	469	3.06	2.38
Eagle Ford	26	63	0.33	0.56
Haynesville	83	24	0.86	0.34
Mid-Continent	177	66	0.96	0.32
Bakken	64	155	0.17	0.14
Appalachia	5	9	0.01	0.02
Rockies	3	19	0.01	0.18
Total	909	805	5.40	3.94

Hedging Update

Kimbell hedges out two years on a rolling quarterly basis. The Company's commodity derivative contracts consist of fixed price swaps, under which Kimbell receives a fixed price for the contract and pays a floating market price to the counterparty over a specified period for a contracted volume.

The following provides information concerning Kimbell’s hedge book as of September 30, 2023:

Fixed Price Swaps as of September 30, 2023
			Weighted Average
	Volumes		Fixed Price
	Oil	Nat Gas	Oil	Nat Gas
	BBL	MMBTU	$/BBL	$/MMBTU
4Q 2023	146,464	1,317,624	$76.42	$3.22
1Q 2024	143,871	1,305,213	$81.92	$3.91
2Q 2024	140,959	1,318,317	$82.76	$3.83
3Q 2024	142,508	1,328,940	$76.88	$3.96
4Q 2024	141,588	1,332,712	$74.60	$4.19
1Q 2025	140,400	1,289,520	$71.55	$4.32
2Q 2025	140,686	1,310,127	$67.64	$3.52
3Q 2025	136,068	1,261,964	$74.20	$3.74

Kimbell Royalty Partners, LP – News Release

Company Boosts Q4 2023 Production Guidance

Below is Kimbell's updated guidance for Q4 2023. The guidance for Q4 2023 reflects a full quarter of production and operating statistics from the Acquired Production:

	Kimbell Royalty
	Partners LP
Q4 2023
Net Production - Mboe/d (6:1)	22.5	-	24.3
Oil Production - % of Net Production	32%	-	36%
Natural Gas Production - % of Net Production	48%	-	52%
Natural Gas Liquids Production - % of Net Production	14%	-	18%

Unit Costs ($/boe)
Marketing and other deductions	$1.60	-	$2.40
Depreciation and depletion expense	$10.00	-	$14.00
G&A
Cash G&A	$2.40	-	$2.60
Non-Cash G&A	$1.40	-	$1.80
Production and ad valorem taxes - % of Oil, Natural Gas and NGL Revenues	7.0%	-	9.0%

Payout Ratio (1)		75%

(1)  The Company intends to pay out 75% of its projected cash available for distribution in quarterly distributions and utilize 25% of projected cash available for distribution to pay down a portion of the outstanding borrowings under its secured revolving credit facility each quarter.

Conference Call

Kimbell Royalty Partners will host a conference call and webcast today at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss third quarter 2023 results. To access the call live by phone, dial 201-389-0869 and ask for the Kimbell Royalty Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through November 9, 2023 by dialing 201-612-7415 and using the conference ID 13735461#. A webcast of the call will also be available live and for later replay on Kimbell’s website at http://kimbellrp.investorroom.com under the Events and Presentations tab.

Kimbell Royalty Partners, LP – News Release

Presentation

On November 2, 2023, Kimbell posted an updated investor presentation on its website. The presentation may be found at http://kimbellrp.investorroom.com under the Events and Presentations tab. Information on Kimbell’s website does not constitute a portion of this news release.

About Kimbell Royalty Partners, LP

Kimbell (NYSE: KRP) is a leading oil and gas mineral and royalty company based in Fort Worth, Texas. Kimbell owns mineral and royalty interests in approximately 17 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 127,000 gross wells with over 49,000 wells in the Permian Basin. To learn more, visit http://www.kimbellrp.com.

Forward-Looking Statements

This news release includes forward-looking statements, in particular statements relating to Kimbell’s financial, operating and production results, production and other guidance and prospects for growth, drilling inventory, identified locations and all other estimates and predictions resulting from Kimbell’s portfolio review, the tax treatment of Kimbell's distributions, changes in Kimbell’s capital structure, future natural gas and other commodity prices and changes to supply and demand for oil, natural gas and NGLs. These and other forward-looking statements involve risks and uncertainties, including risks that the anticipated benefits of acquisitions are not realized and uncertainties relating to Kimbell’s business, prospects for growth and acquisitions and the securities markets generally, as well as risks inherent in oil and natural gas drilling and production activities, including risks with respect to potential declines in prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow, risks relating to the impairment of oil and natural gas properties, risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices, risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance, risks relating to Kimbell’s hedging activities, risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations, risks relating to delays in receipt of drilling permits, risks relating to unexpected adverse developments in the status of properties, risks relating to borrowing base redeterminations by Kimbell’s lenders, risks relating to the absence or delay in receipt of government approvals or third-party consents, risks relating to acquisitions, dispositions and drop downs of assets, risks relating to Kimbell's ability to realize the anticipated benefits from and to integrate acquired assets, including the Acquired Production, risks relating to tax matters, and other risks described in Kimbell's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC's website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell's filings with the SEC.

Kimbell Royalty Partners, LP – News Release

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

– Financial statements follow –

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

September 30,
2023
Assets:
Current assets
Cash and cash equivalents	$39,529
Oil, natural gas and NGL receivables	61,320
Derivative assets	1,489
Accounts receivable and other current assets	2,856
Total current assets	105,194
Property and equipment, net	681
Oil and natural gas properties
Oil and natural gas properties (full cost method)	2,048,160
Less: accumulated depreciation, depletion and impairment	(772,711)
Total oil and natural gas properties, net	1,275,449
Right-of-use assets, net	2,274
Derivative assets	135
Loan origination costs, net	6,052
Total assets	$1,389,785
Liabilities and unitholders' equity:
Current liabilities
Accounts payable	$3,186
Other current liabilities	10,541
Derivative liabilities	1,418
Total current liabilities	15,145
Operating lease liabilities, excluding current portion	1,978
Derivative liabilities	1,528
Long-term debt	310,400
Other liabilities	229
Total liabilities	329,280
Commitments and contingencies
Mezzanine equity:
Series A preferred units	314,029
Kimbell Royalty Partners, LP unitholders' equity:
Common units	695,096
Class B units	1,042
Total Kimbell Royalty Partners, LP unitholders' equity	696,138
Non-controlling interest in OpCo	50,338
Total unitholders' equity	746,476
Total liabilities, mezzanine equity and unitholders' equity	$1,389,785

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per-unit data and unit counts)

	Three Months Ended	Three Months Ended
	September 30, 2023	September 30, 2022
Revenue
Oil, natural gas and NGL revenues	$69,238	$73,868
Lease bonus and other income	2,543	172
Loss on commodity derivative instruments, net	(4,577)	(1,117)
Total revenues	67,204	72,923
Costs and expenses
Production and ad valorem taxes	4,986	4,519
Depreciation and depletion expense	23,060	11,326
Marketing and other deductions	3,509	3,068
General and administrative expense	10,359	7,483
Consolidated variable interest entities related:
General and administrative expense	—	528
Total costs and expenses	41,914	26,924
Operating income	25,290	45,999
Other income (expense)
Equity income in affiliate	—	24
Interest expense	(6,681)	(3,668)
Other income	—	77
Consolidated variable interest entities related:
Interest earned on marketable securities in trust account	—	1,188
Net income before income taxes	18,609	43,620
Income tax expense (benefit)	128	(225)
Net income	18,481	43,845
Distribution and accretion on Series A preferred units	(1,041)	—
Net income attributable to non-controlling interests	(3,839)	(5,493)
Distributions on Class B units	(21)	(8)
Net income attributable to common units of Kimbell Royalty Partners, LP	$13,580	$38,344

Basic	$0.20	$0.69
Diluted	$0.19	$0.59
Weighted average number of common units outstanding
Basic	68,540,786	55,434,641
Diluted	94,969,077	65,543,412

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA, Cash G&A and Cash G&A per Boe are used as supplemental non-GAAP financial measures by management and external users of Kimbell’s financial statements, such as industry analysts, investors, lenders and rating agencies.  Kimbell believes Adjusted EBITDA is useful because it allows us to more effectively evaluate Kimbell’s operating performance and compare the results of Kimbell’s operations period to period without regard to its financing methods or capital structure.  In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay distributions to Kimbell’s unitholders.  Kimbell defines Adjusted EBITDA as net income (loss), net of depreciation and depletion expense, interest expense, income taxes, non-cash unit based compensation, loss on extinguishment of debt, unrealized gains and losses on derivative instruments, cash distribution from affiliate, equity income (loss) in affiliate, gains and losses on sales of assets and operational impacts of variable interest entities, which include general and administrative expense and interest income.  Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by GAAP.  Kimbell excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within Kimbell’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.  Adjusted EBITDA should not be considered an alternative to net income, oil, natural gas and natural gas liquids revenues, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Kimbell’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  Kimbell expects that cash available for distribution for each quarter will generally equal its Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations, tax obligations, and fixed charges and reserves for future operating or capital needs that the Board of Directors may determine is appropriate.

Kimbell believes Cash G&A and Cash G&A per Boe are useful metrics because they isolate cash costs within overall G&A expense and measure cash costs relative to overall production, which is a widely utilized metric to evaluate operational performance within the energy sector. Cash G&A is defined as general and administrative expenses less unit-based compensation expense. Cash G&A per Boe is defined as Cash G&A divided by total production for a period. Cash G&A should not be considered an alternative to G&A expense presented in accordance with GAAP. Kimbell’s computations of Cash G&A and Cash G&A per Boe may not be comparable to other similarly titled measures of other companies.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended	Three Months Ended
	September 30, 2023	September 30, 2022
Reconciliation of net cash provided by operating activities to Adjusted EBITDA and cash available for distribution
Net cash provided by operating activities	$36,387	$51,550
Interest expense	6,681	3,668
Income tax expense (benefit)	128	(225)
Amortization of right-of-use assets	(84)	(81)
Amortization of loan origination costs	(405)	(480)
Equity income in affiliate	—	24
Unit-based compensation	(3,326)	(2,982)
(Loss) gain on derivative instruments, net of settlements	(4,098)	13,388
Changes in operating assets and liabilities:
Oil, natural gas and NGL revenues receivable	16,314	(7,208)
Accounts receivable and other current assets	(280)	450
Accounts payable	(855)	678
Other current liabilities	(2,200)	(1,240)
Operating lease liabilities	88	82
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	—	1,188
Other assets and liabilities	—	(198)
Consolidated EBITDA	$48,350	$58,614
Add:
Unit-based compensation	3,326	2,982
Loss (gain) on derivative instruments, net of settlements	4,098	(13,388)
Equity income in affiliate	—	(24)
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	—	(1,188)
General and administrative expense	—	528
Consolidated Adjusted EBITDA	$55,774	$47,524
Adjusted EBITDA attributable to non-controlling interest	(12,279)	(5,954)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$43,495	$41,570

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	4,645	2,624
Cash distributions on Series A preferred units	750	—
Cash income tax expense	—	1,024
Distributions on Class B units	21	8
Cash available for distribution on common units	$38,079	$37,914

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
September 30, 2023
Net income	$18,481
Depreciation and depletion expense	23,060
Interest expense	6,681
Income tax expense	128
Consolidated EBITDA	$48,350
Unit-based compensation	3,326
Loss on derivative instruments, net of settlements	4,098
Consolidated Adjusted EBITDA	$55,774
Adjusted EBITDA attributable to non-controlling interest	(12,279)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$43,495

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	4,645
Cash distributions on Series A preferred units	750
Distributions on Class B units	21
Cash available for distribution on common units	$38,079

Common units outstanding on September 30, 2023	73,851,458

Cash available for distribution per common unit outstanding	$0.52

Common units outstanding on November 13, 2023 Record Date	73,851,458

Third quarter 2023 distribution declared (1)	$0.51

(1)  The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its secured revolving credit facility.  Additionally, Kimbell utilized approximately $12.4 million of cash flows received from the Q3 2023 Acquired Production after the effective date of June 1, 2023, but prior to the closing date of September 13, 2023, to pay outstanding borrowings under its credit facility and to distribute the additional cash flows to common unitholders.  Revenues, production and other financial and operating results from the Q3 2023 acquisition are reflected in Kimbell's condensed consolidated financial statements from September 13, 2023 onward.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
September 30, 2022
Net income	$43,845
Depreciation and depletion expense	11,326
Interest expense	3,668
Income tax benefit	(225)
Consolidated EBITDA	$58,614
Unit-based compensation	2,982
Gain on derivative instruments, net of settlements	(13,388)
Equity income in affiliate	(24)
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	(1,188)
General and administrative expense	528
Consolidated Adjusted EBITDA	$47,524
Adjusted EBITDA attributable to non-controlling interest	(5,954)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$41,570

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Less:
Cash interest expense	2,624
Cash income tax expense	1,024
Distributions on Class B units	8
Cash available for distribution on common units	$37,914

Common units outstanding on September 30, 2022	57,331,833

Cash available for distribution per common unit outstanding	$0.66

Common units outstanding on November 14, 2022 Record Date	57,331,833

Third quarter 2022 distribution declared (1)	$0.49

(1)  The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its revolving credit facility.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended
	September 30, 2023
Net income	$18,481
Depreciation and depletion expense	23,060
Interest expense	6,681
Income tax expense	128
Consolidated EBITDA	$48,350
Unit-based compensation	3,326
Loss on derivative instruments, net of settlements	4,098
Consolidated Adjusted EBITDA	$55,774

Q4 2022 - Q2 2023 Consolidated Adjusted EBITDA (1)	232,565
Trailing Twelve Month Consolidated Adjusted EBITDA	$288,339

Long-term debt (as of 9/30/23)	310,400
Cash and cash equivalents (as of 9/30/23)	(39,529)
Net debt (as of 9/30/23)	$270,871

Net Debt to Trailing Twelve Month Consolidated Adjusted EBITDA	0.9	x

(1)  Consolidated Adjusted EBITDA for each of the quarters ended December 31, 2022, March 31, 2023 and June 30, 2023 was previously reported in a news release relating to the applicable quarter, and the reconciliation of net income to consolidated Adjusted EBITDA for each quarter is included in the applicable news release.  This also includes the trailing twelve months pro forma results from the Q4 2022 acquisition that closed in December 2022, the Q2 2023 acquisition that closed in May 2023 and the Q3 2023 acquisition that closed in September 2023 in accordance with Kimbell's secured revolving credit facility.